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                                                                   EXHIBIT 10.15

[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]

                          CONTENT LICENSING AGREEMENT

        This Agreement between AXXESS, INC., a Nevada Corporation with its principal place of business at 201 Park Place, suite 321, Altamonte Springs, FL 32701 ("AXXS"), and Nathaniel Cohen, an individual whose principal place of residence is at 1723 19th Street, NW, Washington, D.C. 20009 ("Mr. COHEN") is entered into on December 23, 1997.

        1. Subject to the terms and conditions of this agreement, MR. COHEN hereby grants to AXXS a license to install, market, and distribute over the World Wide Web editorial content developed by MR. COHEN and known as the "Bear Tracker" through AXXS's web sites, as described in Sections 2(f) and 2(g) below. Subject to such license, MR. COHEN retains all right, title and interest to the Bear Tracker content. The Bear Tracker may be utilized in part or in whole by the AXXS web site and AXXS may edit any such content so long as it does not change the meaning of facts or opinions of such content materially.

        (a) In connection with the Bear Tracker content MR. COHEN will endeavor to provide AXXS:

            (i) on monthly basis, one article of approximately 1500-2500 words in length describing one or more securities listed on a U.S. Stock exchange which MR. COHEN identifies as a potential short sale and hereby known as the "Short Sale of the Month". In regards to the "Short Sale of the Month" article, MR. COHEN will provide to AXXS a finished article no later than the 5th business day of each calendar month for publication by AXXS on or before the 15th day of said month, and:

            (ii) from time to time, additional articles as mutually agreed and considered complementary to the Bear Tracker content.

        (b) MR. COHEN shall have no liability for delays or non-performance occasioned by causes beyond his control, including but not limited to acts of God, fires, inability to obtain materials, strikes or other labor actions, breakdown of equipment, delays or shutdowns of carriers or suppliers, and government acts or regulations.

        2. MR. COHEN represents and warrants to AXXS that:

        (a) The Bear Tracker content as delivered to AXXS does not and will not infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party. In the event of any claim, suit or action of any third party against AXXS arising out of MR. COHEN's alleged breach of the foregoing representation and warranty, AXXS shall promptly notify MR. COHEN, and, unless such claim, suit or action results from any editing of the Bear Tracker content by AXXS pursuant to Section 1 or any other action by AXXS,

            (i) MR. COHEN shall defend such claim, suit or action in AXXS's name but at MR. COHEN's expense under MR. COHEN's control, and

            (ii) MR. COHEN shall indemnify and hold harmless AXXS against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorney's fees) whether or not such claim, become, or action is successful. Should any material and/or information constituting the Bear Tracker content become, or in MR. COHEN's opinion be likely to become, the subject of a claim for infringement, MR. COHEN may authorize the continued use of, replacement, removal, or modification of such material and/or information to render it non-infringing.

        (b) AXXS represents and warrants to MR. COHEN that none of the reformatting or editing of Bear Tracker content pursuant to Section 1 nor the means of presentation on or through the
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AXXS service will cause the Bear Tracker content to infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party, or otherwise subject MR. COHEN to liability. In the event of any claim, suit or action by any third party against MR. COHEN arising out of AXXS's alleged breach of the foregoing representation and warranty, MR. COHEN shall promptly notify AXXS, and AXXS shall defend such claim, suit or action in MR. COHEN's name but at AXXS's expense under AXXS's control. AXXS shall indemnify and hold harmless MR. COHEN against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful.

    (c) MR. COHEN bases his content on sources believed by himself to be reliable and will take reasonable steps to ensure that the data contained in the Bear Tracker content is accurate and timely. However, MR. COHEN does not represent, warrant, or guarantee such completeness, accuracy or timeliness, and shall have no liability of any kind whatsoever to AXXS, to any of AXXS's customers, or to any other party, on account of any incompleteness of, inaccuracies in or untimeliness of the Bear Tracker content provided hereunder, or for any delay in reporting such content. MR. COHEN expressly disclaims all warranties of fitness of the Bear Tracker content or computations and analyses thereof for a particular purpose or use.

    (d) AXXS shall insure that the Bear Tracker content displayed in web pages, individual reports and elsewhere on the AXXS web site shall be clearly identified as provided by MR. COHEN. AXXS shall ensure that the following disclaimer shall be displayed at the end of each "Short Sale of the Month" article:

While the BearTracker strives to present accurate and useful information, we make no guarantee of accuracy or completeness. All information and opinion expressed herein is subject to change without notice. Opinions and recommendations contained herein should not be construed as investment advice. Under no circumstances does the information in this column represent a recommendation to buy or sell stocks. Do not assume that any recommendations, insights, charts, theories or philosophies will ensure profitable investment. The information contained herein is for personal use only. Any redistribution of this information is strictly prohibited.

In addition, AXXS shall include in its www.stockdetective.com service, at the request of MR. COHEN, a hyperlink to MR. COHEN's web site.

    (e) Except for the indemnity provided in Sections 2(a) and 2(b), neither party shall be liable to the other for more than the aggregate amounts payable to MR. COHEN by AXXS pursuant to Section 4 of this Agreement.

    (f) MR. COHEN grants AXXS the right to use the domain name BearTracker.com for the purpose of hosting BearTracker content for the duration of this agreement. MR. COHEN grants AXXS the right to host BearTracker.com on the server of AXXS's choice for the purpose of hosting BearTracker content for the duration of this agreement. As such, MR. COHEN will provide authorization to InterNIC to recognize AXXS as the administrative, technical and billing contracts for the purpose of domain name registration records of the BearTracker.com address.

    (g) AXXS will host BearTracker content at the BearTracker.com address for the duration of this agreement. AXXS will provide a link to the BearTracker content on the FinancialWeb main page for the duration of this agreement. For the duration of this agreement AXXS will provide on the top half of the www.stockdetective.com site a link to the BearTracker content, such link




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containing the Bear Tracker name and logo.

    (h) AXXS will retain authority over all navigation elements, links, graphic images and advertising displayed on the pages containing the Beartracker content at the BearTracker.com address including the right to display the AXXS logo or other logos of publications owned by AXXS. In connection with the sale of advertising or other sponsorship of content or pages comprising the BearTracker.com address, AXXS will retain, throughout the duration of this agreement, exclusive authority to solicit, collect or approve of any such sale.

3. The purpose of providing the Bear Tracker content to AXXS is to disseminate the Bear Tracker content over the World Wide Web in the markets served by AXXS. Any other use of the Bear Tracker content by AXXS not expressly authorized herein must be approved in advance in writing by MR. COHEN at his sole discretion.

4. AXXS will perform all necessary accounting, billing and collection for its use of the Bear Tracker content.

    (a) For the license hereby granted to AXXS by MR. COHEN to offer the Bear Tracker content through the AXXS web site, AXXS shall pay to MR. COHEN a monthly royalty fee calculated as follows: a monthly fee which shall be the greater of:

        (i) 50% of the net advertising revenue realized by any page that contains the Bear Tracker content (net advertising revenue will be the gross receipts of any advertisements contained on any page of Bear Tracker content, less agency fees or commissions), or

        (ii) $100 per month

    (b) Royalty payments will begin with the first month in which the Bear Tracker content is made available by MR. COHEN to AXXS.

    (c) AXXS shall pay such royalties to MR. COHEN in full on or before the fifteenth (15th) day after the month in which the royalties shall accrue, and if any payment due hereunder is not received by MR. COHEN within that period, MR. COHEN shall have the option to discontinue providing the Bear Tracker content and of terminating its Agreement should such payment not to be received within 30 days after written notice to AXXS. Each royalty payment by AXXS for use of the Bear Tracker content shall be accompanied by a royalty statement showing detailed computation (including agency and advertising sales commission) of monthly royalty fees due MR. COHEN, in those months when such fees exceed $100. AXXS also agrees to provide MR. COHEN with actual monthly figures on the number of "page views" of the Bear Tracker content on its service.

    (d) At MR. COHEN's option an no more than once per year, an independent auditor selected by MR. COHEN may inspect, audit and copy, during regular business hours and with advance notice of at least five (5) days, those records of AXXS that specifically relate to the usage of the Bear Tracker content hereunder, for the purpose of verifying the accuracy of the royalty payments made to MR. COHEN and the accuracy of AXXS's reports specified in Paragraph 4(c). Such right of inspection shall exist during the terms of this agreement and for twelve (12) months thereafter. MR. COHEN shall pay the fees of any auditor selected pursuant to this subparagraph, unless the results of the audit show a deficiency of more than five percent (5%) in royalty payments made to MR. COHEN hereunder, in which case, in addition to the deficiency, which shall be due MR. COHEN in any event, AXXS shall pay the costs of such audit.

5. MR. COHEN agrees to refrain from trading in the security profiled as the "Short Sale of the Month" during the period beginning two weeks prior to the date of first publication of the Bear Tracker content





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containing that profile and ending four weeks after that date.

6. AXXS agrees that its user agreements do and will contain provisions prohibiting its customers assessing the Bear Tracker content for resale and redistribution of the data obtained from the AXXS service (which will include the Bear Tracker content) in any form. AXXS represents and warrants to MR. COHEN that it assumes all responsibility for the accuracy, integrity and support of its software which utilizes the Bear Tracker content. Specific references by AXXS that the Bear Tracker content has any predicative value for the purpose of enhancing investment returns are strictly prohibited.

7. AXXS represents and warrants that the Bear Tracker content supplied hereunder shall be used and released from its data system only in accordance with the terms of this Agreement and in furtherance thereof.

8. Any use of the names or marks of one party to this agreement by the other party to this agreement in connection with promotional activities, advertising, or other use outside the ordinary course of business in performing this Agreement shall be subject to the prior written approval of the other party. Notwithstanding anything contained herein to the contrary, both parties shall have the right to disclose that it has entered into this Agreement.

9. AXXS acknowledges that the Bear Tracker content in the form delivered represents confidential proprietary business information and that its utilization of the Bear Tracker content is strictly limited in accordance with this Agreement. MR. COHEN acknowledges that any AXXS software used for the access, delivery and manipulation of Bear Tracker content represents confidential proprietary business information and utilization of such software by MR. COHEN or any of its employees or agents is strictly limited in accordance with the terms of this Agreement.

10. AXXS acknowledges that the Bear Tracker content consist of factual information gathered, selected, analyzed and arranged by MR. COHEN by special methods and at considerable expense; that the Bear Tracker name, trade marks and other descriptive headings associated herewith, are and at all times shall be, the sole property of MR. COHEN.

11. AXXS expressly recognizes and acknowledges that its covenants set forth in this Agreement are reasonable requirements by MR. COHEN in the protection of substantial business interests. AXXS further acknowledges that the remedy at law for breach of any of its undertaking in said paragraphs would be inadequate and that, in addition to all other remedies provided by law, MR. COHEN shall be entitled to injunctive relief restraining any breach or threatened breach. AXXS's liability for breach of this Assignment and for sums due to MR. COHEN hereunder shall survive any termination hereof. Except for amounts payable to third parties pursuant to the indemnification provisions of Section 2 hereof, neither MR. COHEN nor AXXS shall have any liability for any special, indirect, incidental or consequential damages even if advised of the possibility thereof. The foregoing limitation of liability shall apply regardless of the cause of action under which such damages are sought, including, without limitation, breach of contract, negligence, or other tort.

12. (a) Subject to the terms and conditions described below, the term of this Agreement shall be for a period of twenty four (24) months from the effective date of this Agreement, specified in Paragraph 20, unless sooner terminated pursuant to Section 13. Notwithstanding the

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termination or expiration of this Agreement, the right and obligations under
Section 3, 6 through 12, and 14 of this Agreement shall survive and continue and bind the parties and their legal representatives and permitted assigns.

    9b) Promptly following termination or expiration of this Agreement for any reason, AXXS shall use reasonable efforts to purge all Bear Tracker content or any other information from MR. COHEN may have been provided, together with all copies thereof, whether in printed or machine readable from , to MR. COHEN in writing that the requirements of this paragraph have been met within ten (10) days of termination.

13. Either MR. COHEN or AXXS may terminate this Agreement and the license conferred hereunder as follows:

    (i)   MR. COHEN may terminate as specified in Paragraph 4.

    (ii) Either party may terminate if the other breaches any other term or covenant of this Agreement, and such breach continues unremedied for sixty (60) days after written notice to the party in breach by the other party. Either party may seek liability for breach by the other party.

    (iii) MR. COHEN may terminate with thirty (30) days' prior written notice if the monthly royalty payment specified in Paragraph 4 for the thirteenth or any succeeding month after the effective date of this agreement, specified in Paragraph 20, is less than $500 per month.

14. All marketing promotional references to the Bear Tracker content to be used by AXXS in its efforts to market AXXS's service involving use of the Bear Tracker content shall be subject to the prior written approval of MR. COHEN. In the event that MR. COHEN advertises its connection with AXXS's service, or in the event MR. COHEN or any MR. COHEN agent promotes the availability of the Bear Tracker content on AXXS's service, AXXS shall have the right to prior approval of all materials used in such efforts. If the approving party does not respond within five (5) days, the other party may consider the materials approved.

15. All notices, payments and other communications permitted or required by this Agreement shall be in writing addressed as follows:

          (a) MR. NATHANIEL COHEN
              1723 19th STREET NW
              WASHINGTON, DC 20009

          (b) AXXESS, INC.
              PARK PLACE, #321
              ALTAMONTE SPRINGS, FLORIDA 32701
              ATTN: KEVIN LICHTMAN, PRESIDENT

AXXS shall send a copy (which shall not constitute notice) of all communications to MR. COHEN to MR. COHEN's e-mail address at NatCohen@writeme.com to the extent reasonably prescribed above. If sent by certified or registered mail, notices shall be effective three business days after posting; otherwise notices shall be effective upon receipt by the other party.

16. This Agreement represents the entire understanding between AXXS and MR. COHEN as to the subject matter hereof. Any amendments or additions hereto shall be only in writing executed by
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both parties.

17. This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of Florida.

18. No rights or duties hereunder may be transferred or assigned by either party in any manner without the written approval of the other party in its sole discretion, other than to a subsidiary, parent or other affiliate of the transferring of assigning party. MR. COHEN may not transfer or assign this Agreement without the consent of AXXS, which shall not be unreasonably withheld.

19. No waiver of any breach of any term or condition herein shall be deemed to be a waiver of any subsequent breach of any term or condition. Failure or delay by either party in exercising any right or authority hereunder shall not be construed as a waiver of such right or authority.

20. This Agreement shall become effective on February 1, 1998 or the date it is signed by the last party to execute the Agreement, as shown below, whichever is later.

21. Any subscriber list hereafter maintained by AXXS of viewers or subscribers to Bear Tracker material shall be provided to MR. COHEN in Excel 5.0 format both
(i) within seven (7) days of written request by MR. COHEN, and (ii) semi-annually.

22. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other. Neither party will have any right or authority to enter into any agreement for or on behalf of the other party.


    Acknowledged:


    /s/ Nathaniel Cohen                                 12/30/1997
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    NATHANIEL COHEN                                   date


    /s/ [Signature Appears Here]                        12/23/1992
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    AXXESS, INC.                                      date